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                 [Letterhead of Morgan, Lewis & Bockius LLP]


Draft May __, 1999


Capital Environmental Resource Inc.
1005 Skyview Drive
Burlington, Ontario, Canada L7P 5B1


Re: Registration Statement on Form F-1
--------------------------------------

Ladies and Gentlemen:

                  We have acted as special United States tax counsel to Capital Environmental Resource Inc., a corporation organized under the laws of Ontario, Canada (the "Company"), in connection with the preparation of a Registration Statement on Form F-1, dated May __, 1999 (the "Registration Statement"), relating to the initial public offering of common stock in the Company (the "Common Stock").

                  Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to those terms in the Registration Statement.

                  In arriving at the opinion referred to below, we have examined and relied upon the following documents:

                  (a) the Registration Statement, including the Exhibits thereto; and

                  (b) the tax representations letter of even date herewith to us from the Company.

                  We have also read and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such certificates and representations of officers and representatives of the Company and we have made such investigations of law as we have deemed appropriate as a basis for the opinion referred to below. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that (i) each agreement referred to in the Registration Statement represents the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms, and the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and


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Capital Environmental Resource Inc.
Draft May __, 1999
Page 2


undertakings contained therein and (iii) the transactions provided for by each agreement were and will be carried out in accordance with their terms.

                  Our opinion is based upon existing United States federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

                  Our opinion has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with our opinion.

                  We have advised the Company in connection with the material United States federal income tax consequences to United States holders of the acquisition, ownership and disposition of the Common Stock, and we confirm that the statements of law and legal conclusions contained in the Registration Statement under the caption "Tax Consequences - United States Federal Income Tax Considerations" are our opinion. While our opinion discusses the material anticipated United States federal income tax consequences applicable to certain United States holders, it does not purport to discuss all United States tax consequences and is limited to those United States tax consequences specifically discussed therein.

                  In giving our opinion, we express no opinion other than as to the federal income tax law of the United States of America.

                  We are furnishing this letter in our capacity as special United States tax counsel to the Company. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

                  We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and we further consent to the use of our name under the captions "Legal Matters" and "Tax Consequences - United States Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,